UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors and Executive Changes

On June 14, 2021, Phillip L. Kumnick resigned as Chief Executive Officer of Ipsidy Inc., a Delaware corporation (the “Company”) and Thomas L. Thimot was appointed Chief Executive Officer in his place. Further, Philip R. Broenniman resigned as President and Chief Operating Officer and Cecil N. Smith III (Tripp) was appointed President and Chief Technology Officer. Christopher White, formerly the Chief Technology Officer, became Senior Vice President Engineering.

On June 9, 2021 Theodore Stern, Herbert Selzer and Thomas Szoke resigned as directors of the Company. The size of the Board of directors was increased to seven and Dr. Michael A. Gorriz, Michael L. Koehneman, Sanjay Puri, Mr. Thimot and Jacqueline L. White were appointed as additional directors of the Company. Messrs Stern, Selzer and Szoke did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Szoke will continue with the Company as Chief Solutions Architect.  There is no understanding or arrangement between the newly appointed directors and any other person pursuant to which the newly appointed directors were selected as directors of the Company.  The newly appointed directors do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  The newly appointed directors have not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000. The biographies of the new executive officers and directors are set forth below.

From 2018 through November 2020, Mr. Thimot served as Chief Executive Officer and director of Socure, Inc., a leading provider of identity verification and fraud risk solutions, as an advisor supporting Product, Technology, Marketing, and Sales functions. Prior to joining Socure, Mr. Thimot served as the Vice President of Cognizant Technology Solutions (Nasdaq: CTSH), a consulting firm and emerging business accelerator where he was responsible for all emerging services related to social, mobile, data analytics and cloud. From September 2015 through October 2018, he served as Chief Executive Officer and a director of Clarity Insights a privately held provider of data science consulting acquired by Accenture plc. where he was responsible for all operational aspects of the business. Prior to 2015, Mr. Thimot held various roles and founded various businesses including his own consulting business, CaseCentral (an eDiscovery cloud based software service now part of Oracle), Kazeon (a data and analytics software provider now part of Dell), GoRemote, Netegrity and Enigma. Mr. Thimot started his career with Oracle, Price Waterhouse and Accenture and received his BS Mechanical Engineering from Marquette University.

Mr. Cecil Smith is a technologist and thought leader specializing in data, analytics and AI. His experience spans entrepreneurial ventures to Fortune 100 enterprises, centered around strategy, product engineering, sales, and building high performance data science and engineering teams. In 2011, Mr. Smith joined Clarity Insights, a RLH Equity and Salesforce Ventures-backed data consultancy with deep data science, artificial intelligence and machine learning expertise. There he worked with hyper scale technology companies ultimately rising to Chief Technology Officer. Mr. White led Clarity Insights to a $100MM+ ARR and an acquisition by Accenture AI in 2020. In 2020, Mr. Smith joined Socure Inc., a leading provider of identity verification and fraud risk solutions, as an advisor supporting Product, Technology, Marketing, and Sales functions. Mr. Smith previously held technical leadership roles at Hewlett Packard and the Advisory Board Company and is a graduate of the University of North Carolina at Chapel Hill.

Ms. White has been a leader in enterprise technology software and IT consulting for the past 25 years. Ms. White has held global positions at SAP, Oracle, and Accenture, always leading diverse, high performing organizations around the world. After leading the Banking & Capital Markets line of business of DXC Technology Co. (NYSE: DXC) as Senior Vice President and Practice Lead from September 2019 to January 2021, Ms. White recently joined in January 2021 the Executive Management Team of Temenos AG (Six: TEMN), a company specializing in enterprise software for banks and financial services, as the President of the Americas Region. From January 2018 through September 2019, Ms. White served as the Chief Revenue Officer of Saltstack, a VM Ware Company, and from January 2015 through January 2018 as Global Senior Vice President Global FSI Consulting for SAP (NYSE: SAP). Prior to joining SAP, Ms. White held various positions with Accenture Services Pvt. Ltd., Oracle, BearingPoint and Novell. Ms. White was named by Utah Business Magazine as “Top Executives to Watch” in July 2020. Ms. White received a BA in Comparative Literature from Brigham Young University and a Leadership Certificate from Boston University.

Mr. Koehneman joined our company as a director on June 14, 2021. Mr. Koehneman previously held various positions at Pricewaterhouse Coopers, a global accounting firm, including the Global Advisory Chief Operating Officer and Human Capital Leader from 2016 through 2019, the U.S. Advisory Operations Leader from 2005 through 2016, and the Lead Engagement Partner for Financial Statement Audits and Internal Control and Security Reviews from 1993 through 2004.

Mr. Puri has been engaged with Progress Partners, Inc. since 2019 and has served as Managing Director since 2020. From 2016 through 2019, Mr. Puri served as the Chief Strategy Officer, Chief Financial Officer and Chief Operating Officer of MoviePass. Mr. Puri received a BS Accounting from Pepperdine University and a MBA Finance/Investment Management from Columbia Business School.

Dr. Gorriz joined our company as a director on June 14, 2021. Dr. Gorriz has been the Chief Information Officer and a member of the management team of Standard Chartered Bank, Singapore since 2015. He is also Non-Executive Director of the Standard Charted Bank Hong Kong Board and the mox HK Board. Prior to that he served as Chief Information Officer at Daimler AG from 2007. Dr. Gorriz received his PhD in Laser Engineering from the University of Stuttgart.

On June 14, 2021, Mr. Thimot and the Company entered an Offer Letter pursuant to which Mr. Thimot agreed to serve as Chief Executive Officer in consideration of an annual salary of $325,000. The Company agreed to provide a bonus of 50% of the base salary (pro rated for 2021) upon terms to be agreed with the Compensation Committee for 2021 and on the understanding that the 2022 target will include a requirement of the Company achieving three times the annual revenue of 2021. In addition, Mr. Thimot will receive a one-time bonus opportunity of 100% of base salary upon a change of control. The employment of Mr. Thimot is at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Mr. Thimot, pursuant to which the Company has agreed to provide specified severance and bonus amounts and to accelerate the vesting on his equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements.  In the event of a termination upon a change of control or an involuntary termination after 12 months of service, Mr. Thimot is entitled to receive an amount equal to 100% of his base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs. Mr. Thimot will be entitled to receive a payment of 50% of his base salary in the event there is an involuntary termination after six months of service. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for twelve months, at the Company’s expense. Mr. Thimot was granted an option to acquire 1,200,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years subject to certain performance vesting requirements.

On June 14, 2021, Mr. Smith and the Company entered an Offer Letter pursuant to which Mr. Smith agreed to serve as President and Chief Technology Officer in consideration of an annual salary of $275,000. The Company agreed to provide a bonus of 50% of the base salary (pro rated for 2021) upon terms to be agreed with the Compensation Committee for 2021 and on the understanding that the 2022 target will include a requirement of the Company achieving three times the annual revenue of 2021. In addition, Mr. Smith will receive a one-time bonus opportunity of 50% of base salary upon a change of control and a bonus of $50,000 after 90 days of service. The employment of Mr. Smith is at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Mr. Smith, the Company has agreed to provide specified severance and bonus amounts and to accelerate the vesting on his equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements.  In the event of a termination upon a change of control or an involuntary termination after 12 months of service, Mr. Smith is entitled to receive an amount equal to 100% of his base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs. Mr. Smith will be entitled to receive a payment of 50% of his base salary in the event there is an involuntary termination after six months of service. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for twelve months, at the Company’s expense. Mr. Smith was granted an option to acquire 600,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years subject to certain performance vesting requirements.

On June 9, 2021, the Company approved the grant of additional Stock Options to acquire 62,500 shares of common stock at an exercise price of $7.80 with an exercise period of ten years to each of the newly appointed non-management Directors, that vest annually over a three-year period.

The above offers and sales of the securities were made to accredited investors and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offers and sales were made to accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the Securities Act.

Reverse Split/Symbol Change

On March 22, 2021, at the annual meeting for the Company, the shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors before December 31, 2021 without further approval or authorization of the Company’s stockholders. On May 28, 2021, the Board of Directors approved the amendment to the Company’s Amended and Restated Certificate of Incorporation implementing a reverse split at a ratio of 1-for-30 (the “Reverse Split”).

Effective June 14, 2021, the Company implemented the Reverse Split pursuant to its Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware. As a result of the Reverse Split, every 30 shares of the Company’s issued and outstanding common stock has been converted automatically on the effective date into one share of common stock. No cash or fractional shares will be issued in connection with the Reverse Split and instead the Company will round up to the next whole share in lieu of issuing factional shares that would have been issued in the Reverse Split.

The Company’s shares are quoted on the OTCQB platform of OTC Markets. A “D” will be placed on the current symbol of the Company, “IDTY”, for 20 business days to alert the public of the reverse split. After 20 business days, the trading symbol for the Company’s common stock will change to “AUID”. The new CUSIP number for the Company’s common stock following the Reverse Split is 46264C206.

The foregoing information is a summary of each of the agreements and amendments involved in the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits attached to this Current Report on Form 8-K.  Readers should review those exhibits for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation effective June 14, 2021

4.1	Form of Stock Option

10.1	Executive Retention Agreement between Thomas L. Thimot and Ipsidy Inc. dated June 14, 2021

10.2	Executive Retention Agreement between Cecil N. Smith III and Ipsidy Inc. dated June 14, 2021

10.3	Letter Agreement between Thomas L. Thimot and Ipsidy Inc. dated June 14, 2021

10.4	Letter Agreement between Cecil N. Smith III and Ipsidy Inc. dated June 14, 2021

10.5	Form of Indemnification Agreement

10.6	Form of Director Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: June 15, 2021	By:	/s/ Stuart P. Stoller
	Name:	Stuart P. Stoller
	Title:	Chief Financial Officer

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